Macy’s, Inc. Announces Pricing of Senior Notes

NEW YORK—July 14, 2025—Macy’s, Inc. (NYSE: M) (the “Company”) announced today that its wholly-owned subsidiary, Macy’s Retail Holdings, LLC (the “Issuer”), priced an offering of $500 million in aggregate principal amount of 7.375% senior notes due 2033 (the “Notes”) in a private offering at an offering price of 100% of the principal amount thereof. The Notes will have a maturity date of August 1, 2033. The closing of the offering of the Notes is expected to occur on July 29, 2025, subject to customary closing conditions. The Notes will be senior unsecured obligations of the Issuer and will be unconditionally guaranteed on a senior unsecured basis by the Company.
The Issuer intends to use the proceeds from the offering of the Notes, together with cash on hand, to (i) fund its separately announced concurrent tender offer (the “Tender Offer”), (ii) redeem approximately $587 million of certain of its existing outstanding senior notes and debentures (such redemption, the “Redemption”) and (iii) pay fees, premium and expenses in connection therewith and this offering. The Redemption and the Tender Offer are conditioned on, among other things, the consummation of the offering of the Notes. The offering of the Notes, however, is not conditioned on the consummation of the Redemption or the Tender Offer (including the tender of any specified amount of the Company’s outstanding senior notes as part of the Tender Offer). This press release does not constitute an offer to purchase, a solicitation of an offer to sell or a notice with respect to any tender offer or redemption of any existing notes.
This press release is for informational purposes only and is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act or any applicable state securities laws. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
About Macy’s, Inc.
Macy’s, Inc. (NYSE: M) is a trusted source for quality brands through our iconic nameplates – Macy’s, Bloomingdale’s and Bluemercury. Headquartered in New York City, our comprehensive digital and nationwide footprint empowers us to deliver a seamless shopping experience for our customers.
Forward-Looking Statements
All statements in this press release regarding the closing of the notes offering and the expected use of proceeds therefrom that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including, but not limited to, general market conditions which might affect the offering, and other factors identified in documents filed by the Company with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended February 1, 2025 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 3, 2025. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media – Chris Grams
communications@macys.com
Investors – Pamela Quintiliano
investors@macys.com